Exhibit 99.1

CONSENT SOLICITATION STATEMENT

Getty Images, Inc.

Solicitation of Consents

to

Proposed Amendment to and Waiver of Alleged or Existing Default Under

the

Indenture with Respect

to

$265,000,000 0.50% Convertible Subordinated Debentures, Series B due 2023

CUSIP Number: 374276AH6

THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 17, 2007 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT LETTER.

Getty Images, Inc. (“Getty Images” or “the Company”) is soliciting consents (the “Consents”) in this consent solicitation (the “Consent Solicitation”) upon the terms and subject to the conditions set out in this Consent Solicitation Statement and in the accompanying consent letter (the “Consent Letter”) to (i) an amendment (the “Proposed Amendment”) to the Indenture, dated December 16, 2004 (the “Indenture”), between Getty Images and The Bank of New York, as trustee (the “Trustee”), pursuant to which the Company’s 0.50% Convertible Subordinated Debentures, Series B due 2023 (the “Debentures”) were issued and (ii) a waiver of any alleged or existing default or event of default due to an Asserted Reports Default (as defined below) regarding the Third Quarter Form 10-Q (as defined below) and any and all rights to cause the principal of, and accrued and unpaid interest on, the Debentures to be immediately due and payable as a result of such alleged or existing default or event of default (the “Waiver”). “Asserted Reports Default” means any claim or assertion by the Trustee or any holder of Debentures that the Company has failed to observe or perform any covenant or agreement contained in the Debentures or the Indenture as a result of the Company’s failure to file with the Securities and Exchange Commission (the “Commission”), and file copies with the Trustee of, the Company’s quarterly report on Form 10-Q for the period ended September 30, 2006 (the “Third Quarter Form 10-Q”) or the Company’s annual report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) within the time periods provided for under the Exchange Act (as defined below) and the Trust Indenture Act of 1939, as amended (the “TIA”), regardless of whether such reports are required to be so filed or furnished.

If we receive the Requisite Consent (as defined below), we will make a cash payment (the “Consent Payment”) of $5.00 per $1,000 in aggregate principal amount of Debentures held by each Holder (as defined below) as of the Record Date (as defined below) that consents to the Proposed Amendment and Waiver (each, a “Consenting Holder” and, collectively the “Consenting Holders”), which payment will be made promptly after the Expiration Time. We will not be required to make the Consent Payment described above if we terminate the Consent Solicitation on or prior to the Expiration Time or if we do not receive the Requisite Consent.

The Consent Solicitation is being made to all persons in whose name a Debenture was registered at 5:00 p.m., New York City time, on January 4, 2007 (the “Record Date”) and their duly designated proxies. As of January 4, 2007, all of the Debentures were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants” and, together with all other registered holders of Debentures as of the Record Date, if any, the “Holders”). DTC will issue an “omnibus proxy” authorizing DTC Participants as of the Record Date to execute a Consent. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement, and not revoke, valid Consents on or before the Expiration Time to receive the Consent Payment. This Consent Solicitation is conditioned on receipt by us of valid Consents in respect of a majority in aggregate principal amount of all outstanding Debentures to approve the Proposed Amendment and Waiver (the “Requisite Consent”). A beneficial owner of an interest in Debentures held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Debentures on such beneficial owner’s behalf. See “The Consent Solicitation – Consent Procedures” on page 11 for more information. On or promptly after the Expiration Time, we will execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) with the Trustee to give effect to the Proposed Amendment. The Waiver will also become effective when we execute the Supplemental Indenture.

This Consent Solicitation Statement describes the Proposed Amendment and Waiver and the procedures for delivering and revoking Consents. Please read it carefully.

The Solicitation Agent for the Consent Solicitation is:

Goldman, Sachs & Co.

The date of this Consent Solicitation Statement is January 4, 2007

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CONTENTS

Summary	1

Background	4

Purpose and Effects of the Consent Solicitation	5

The Proposed Amendment and Waiver	6

Certain Risk Factors	8

The Consent Solicitation	9

Material United States Federal Income Tax Consequences	14

Disclosure Regarding Forward-Looking Statements	17

Incorporation by Reference; Available Information	18

Holders residing outside the United States who wish to deliver Consents must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If we become aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, we will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, we cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.

IMPORTANT

Each Consenting Holder should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Tabulation Agent at its address set forth on the back cover hereof for receipt on or prior to the Expiration Time.

Only Holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents. Once delivered, Consents may be revoked at any time prior to the Expiration Time. Any beneficial owner of Debentures who desires to deliver a Consent with respect to such Debentures but who is not a Holder of record of such Debentures as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agent at its telephone number set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

i

HOLDERS OF DEBENTURES SHOULD DELIVER CONSENTS ONLY TO THE TABULATION AGENT. HOLDERS OF DEBENTURES SHOULD NOT DELIVER CONSENTS TO THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT AT ANY TIME.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in our affairs since the date of this Consent Solicitation Statement. The delivery of this Consent Solicitation Statement is not intended to be, and shall not be construed to be, any admission by the Company that there is an existing default or an event of default under the Indenture, which is expressly denied.

NEITHER THIS CONSENT SOLICITATION STATEMENT NOR THE CONSENT LETTER NOR ANY RELATED DOCUMENTS HAVE BEEN APPROVED OR REVIEWED BY THE COMMISSION OR ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY. NO AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT OR ANY RELATED DOCUMENTS, AND IT IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE TO MAKE ANY REPRESENTATION TO THE CONTRARY.

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SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere and incorporated by reference in this Consent Solicitation Statement. As used in this Consent Solicitation Statement, the terms “we,” “our,” “us,” “Getty Images” and the “Company” refer to Getty Images, Inc. and its predecessors, subsidiaries and affiliates unless the context indicates otherwise. Capitalized terms used in this Summary and not defined herein have the meanings set forth elsewhere in this Consent Solicitation Statement.

We are soliciting Consents to the Proposed Amendment and Waiver. If we receive the Requisite Consent, we will execute the Supplemental Indenture with the Trustee on or promptly after the Expiration Time to give effect to the Proposed Amendment. The Waiver will also become effective when we execute the Supplemental Indenture.

On November 9, 2006, we announced that the Company’s board of directors had established a special committee to conduct an internal investigation relating to our stock option grant practices and related accounting for stock option grants. We also announced that the Division of Enforcement of the Commission had notified the Company that it was conducting an informal inquiry into the Company’s stock option grant practices. We also announced that we would not be able to file with the Commission the Third Quarter Form 10-Q by the Commission’s prescribed filing date.

On November 29, 2006, we announced that we had received two notices of a purported default from persons claiming to hold more than 25% of the Debentures. Such notices asserted that because we did not file our Third Quarter Form 10-Q with the Commission by the prescribed filing date, we are in default under the Indenture. The notices of default demanded that we cure the purported default within sixty (60) days from receipt and alleged that after such period the purported default would develop into an event of default under the Indenture.

Those provisions of Section 314(a) of the TIA that impose duties on the Company are incorporated into Section 17.01 of the Indenture and provide that we will file with the Trustee copies of our periodic reports that are filed with the Commission. We do not believe, however, that there is any affirmative obligation under the TIA to file such reports with the Commission, nor that the TIA requires such reports to be provided within any prescribed period of time. We do not believe that we have failed to perform any of our obligations under the Indenture. We intend to file with the Trustee of our Third Quarter Form 10-Q after we file such report with the Commission. While we believe these notices of alleged default are, and any other similar notices of default that we may receive in the future will be, without merit, we are nonetheless seeking the Consents in order to avoid the distraction and costs of contesting this matter with the Holders.

The following is a summary of certain Consent Solicitation terms:

Company	Getty Images, Inc.

Debentures	$265,000,000 in aggregate principal amount of 0.50% Convertible Subordinated Debentures, Series B, due 2023.

CUSIP	374276AH6.

Purpose of Consent Solicitation	The purpose of the Consent Solicitation is to obtain Consents to the Proposed Amendment and Waiver. The Waiver will waive any alleged or existing default or event of default due to any Asserted Reports Default regarding the Third Quarter Form 10-Q and any and all rights to cause the principal of, and accrued and unpaid interest on, the Debentures to be immediately due and payable as a result of such alleged or existing default or event of default. The Proposed Amendment will amend the Indenture to provide that any notice of default delivered to the Company on or prior to March 2, 2007 that specifies as the basis for the default an Asserted Reports Default arising from a failure of the Company to file the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, with the Commission, and to file copies of the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, with the Trustee, shall have no further force or effect with respect to the exercise of remedies by the Trustee or any Holder if the Company files the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, on or prior to May 1, 2007. See “The Proposed Amendment and Waiver.”

Consent Payment

We will make a cash payment to Consenting Holders of the Debentures of $5.00 per $1,000 in aggregate principal amount of Debentures held by such Consenting Holders, which payment will be made by us promptly after the Expiration Time.

No Consent Payment will be paid to Holders who do not validly grant, or who revoke, Consents.

Record Date	January 4, 2007

Effective Date	We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture. We intend to execute the Supplemental Indenture after receipt of the Requisite Consent to give effect to the Proposed Amendment on or promptly after the Expiration Time. The Supplemental Indenture will be effective (and operative) upon execution by us and the Trustee. The Waiver will also become effective when we execute the Supplemental Indenture.

Expiration Time

The Consent Solicitation will be open until 5:00 p.m., New York City time, on January 17, 2007. Holders must deliver their Consents to the Proposed Amendment and Waiver to the Tabulation Agent on or before the Expiration Time to receive the Consent Payment.

We reserve the right:

•     to extend the Expiration Time from time to time;

•     to waive, in whole or in part, any conditions to the Consent Solicitation;

•     to terminate the Consent Solicitation without penalty or prior notice at any time on or prior to the Expiration Time; and

•     to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Requisite Consent	Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Debentures to approve the Proposed Amendment and Waiver. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Debentures is $265.0 million.

Consequences to Non-Consenting Holders	If the Requisite Consent is obtained and the Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendment and Waiver but will not be entitled to receive the Consent Payment.

Procedure for Delivery of Consents	Consents must be delivered by mail or facsimile to the Tabulation Agent at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Debentures as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed

Amendment and Waiver and receive the Consent Payment. Therefore, a beneficial owner of an interest in Debentures held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Debentures on such beneficial owner’s behalf. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents	Revocation of Consents may be made at any time prior to the Expiration Time. See “The Consent Solicitation – Revocation of Consents.”

Solicitation Agent	Goldman, Sachs & Co. is serving as Solicitation Agent in connection with the Consent Solicitation.

Tabulation Agent and Information Agent	D.F. King & Co., Inc. is serving as Tabulation Agent and Information Agent in connection with the Consent Solicitation.

United States Federal Income Tax Consequences	For a discussion of material United States federal income tax consequences of the Consent Solicitation to beneficial owners of Debentures, see “Material United States Federal Income Tax Consequences.”

Additional Information	For additional information, contact the Information Agent at the address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

BACKGROUND

Our Company

The Company is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The Company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, Washington and serving customers in more than 100 countries, the Company believes in the power of imagery to drive positive change, educate, inform, and entertain.

Recent Events

On November 9, 2006, we announced that the Company’s board of directors had established a special committee to conduct an internal investigation relating to our stock option grant practices and related accounting for stock option grants. We also announced that the Division of Enforcement of the Commission had earlier notified the Company that it was conducting an informal inquiry into the Company’s stock option grant practices. We also announced that we would not able to file with the Commission the Third Quarter Form 10-Q by the Commission’s prescribed filing date. As of the date of this Consent Solicitation Statement, the special committee has not completed its review of our stock option grant practices and related accounting for stock option grants. We intend to file the Third Quarter Form 10-Q as soon as practicable after the completion of the special committee’s review.

On November 29, 2006, we announced that we had received two notices of a purported default from persons claiming to hold more than 25% of the Debentures. Such notices asserted that because we did not file our Third Quarter Form 10-Q with the Commission by the prescribed filing date, we are in default under the Indenture. The notices of default demanded that we cure the purported default within sixty (60) days from receipt and alleged that after such period the purported default would develop into an event of default under the Indenture.

Those provisions of Section 314(a) of the TIA that impose duties on the Company are incorporated into Section 17.01 of the Indenture and provide that we will file with the Trustee copies of our periodic reports that are filed with the Commission. We do not believe, however, that there is any affirmative obligation under the TIA to file such reports with the Commission, nor that the TIA requires such reports to be provided within any prescribed period of time. We do not believe that we have failed to perform any of our obligations under the Indenture. We intend to file with the Trustee our Third Quarter Form 10-Q after we file such report with the Commission. While we believe these notices of alleged default are, and any other similar notices of default that we may receive in the future will be, without merit, we are nonetheless seeking the Consents in order to avoid the distraction and costs of contesting this matter with the Holders.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

As of November 22, 2006, we had received notices of default claiming a breach of Section 17.01 of the Indenture due to our failure to timely file the Third Quarter Form 10-Q from persons claiming to hold more than 25% of the outstanding principal amount of the Debentures. These persons claim that under Section 4.01(d) of the Indenture, if we do not cure this purported default within sixty (60) calendar days following notice of default, an event of default would occur under the Indenture and the Trustee or the Holders of at least 25% of the outstanding principal amount of the Debentures may accelerate the maturity of the Debentures causing the outstanding principal amount of the Debentures and accrued and unpaid interest to become immediately due and payable.

The purpose of the Waiver and Proposed Amendment is:

•	to waive any alleged or existing default or event of default premised upon an Asserted Reports Default regarding the Third Quarter Form 10-Q and any and all purported rights to cause the principal of, and accrued and unpaid interest on, the Debentures to be immediately due and payable as a result of such default or event of default; and

•	to amend the Indenture to provide that any notice of default delivered to the Company on or prior to March 2, 2007 that specifies as the basis for the default an Asserted Reports Default arising from a failure of the Company to file with the Commission the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, and to file copies of the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, with the Trustee, shall have no further force or effect with respect to the exercise of remedies by the Trustee or any Holder if the Company files the Third Quarter Form 10-Q and/or the 2006 Form 10-K, as applicable, on or prior to May 1, 2007.

None of this Consent Solicitation, the Consent Payment, the Supplemental Indenture or any other statements or actions we make in connection with this Consent Solicitation shall be in any way an admission on our part that we are obligated under the Indenture or Section 314(a) of the TIA to file periodic reports with the Commission or to do so within any prescribed period of time. The delivery of this Consent Solicitation Statement is not intended to be, and shall not be construed to be, any admission by the Company that there is an existing default or event of default under the Indenture, which is expressly denied.

None of the Trustee, the Solicitation Agent, the Information Agent or the Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment and Waiver.

THE PROPOSED AMENDMENT AND WAIVER

Set forth below are the provisions of the Indenture that would be amended by the Proposed Amendment. The following is qualified in its entirety by reference to the form of the Supplemental Indenture. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.

General

Regardless of whether the Proposed Amendment becomes operative, the Debentures will continue to be outstanding in accordance with all other terms of the Debentures and the Indenture. The changes included in the Proposed Amendment will not alter our obligation to pay the principal or interest on the Debentures or alter the stated interest rate, maturity date, conversion or redemption provisions of the Debentures.

If the Requisite Consent is obtained, non-consenting Holders of Debentures will be bound by the Proposed Amendment and Waiver, but will not be entitled to receive the Consent Payment. The Proposed Amendment will be effected (and will become operative) by execution of the Supplemental Indenture by us and the Trustee on or promptly after the Expiration Time. The Waiver will also become effective when we execute the Supplemental Indenture.

The Proposed Amendment

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 1.01 OF THE INDENTURE SHALL BE AMENDED BY ADDING THE FOLLOWING DEFINITION:

“Asserted Reports Default” means any claim or assertion by the Trustee or any Holder that the Issuer has failed to observe or perform any covenant or agreement contained in the Debentures or the Indenture as a result of the Issuer’s failure to file with the Commission, and file with the Trustee copies of, its quarterly report on Form 10-Q for the period ended September 30, 2006 or its annual report on Form 10-K for the year ended December 31, 2006, within the time periods provided for under the Exchange Act and the TIA, regardless of whether such reports are required to be so filed or furnished.”

IF THE PROPOSED AMENDMENT IS ADOPTED, THE FIRST SENTENCE OF SECTION 2.15 OF THE INDENTURE SHALL BE AMENDED AND REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

“The Issuer agrees, and by acceptance of a beneficial interest in a Security each Holder and any beneficial owner of a Security shall be deemed to agree, for United States federal income tax purposes, (i) to treat the Securities as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b), and to treat the cash and the fair market value of any Common Stock received upon the conversion of a Security as a contingent payment within the meaning of Treasury Regulation Section 1.1275-4(b); (ii) to treat the exchange of the Securities, for the 0.5% Convertible Subordinated Debentures due 2023 that were issued by the Issuer on June 9, 2003 (the “Outstanding Debentures”) as not constituting a “significant modification” of the Outstanding Debentures within the meaning of Treasury Regulation Section 1.1001-3(e); (iii) to accrue interest with respect to outstanding Securities as original issue discount (i.e., Tax Original Issue Discount) according to the “noncontingent bond method “ set forth in Treasury Regulation Section 1.1275-4(b), in the same manner and amounts as were applicable to the Outstanding Debentures, using the comparable yield of 9.25% compounded semi-annually based on an issue price of $1,000 on June 9, 2003 and using the projected payment schedule determined by the Issuer; and (iv) to treat the consummation of the transactions contemplated by the Consent Solicitation Statement, dated January 4, 2007, as not constituting a “significant modification” of the Securities within the meaning of Treasury Regulation Section 1.1001-3(e).”

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 4.01 OF THE INDENTURE SHALL BE AMENDED BY ADDING THE FOLLOWING NEW PARAGRAPH AT THE END OF SUCH SECTION:

“Any notice of default delivered to the Issuer pursuant to Section 4.01(d) of this Indenture on or prior to March 2, 2007 that specifies as the basis for the default an Asserted Reports Default arising from a failure of the Issuer to file its quarterly report on Form 10-Q for the period ended September 30, 2006 and/or its annual report on Form 10-K for the year ended December 31, 2006, as applicable, and to file copies of such quarterly report and/or annual report, as applicable, with the Trustee, shall have no further force or effect with respect to the exercise of any remedy under this Indenture by the Trustee or any Holder with respect to such purported Default or Event of Default if the Issuer files its quarterly report on Form 10-Q for the period ended September 30, 2006 and/or its annual report on Form 10-K for the year ended December 31, 2006, as applicable, on or prior to May 1, 2007.”

The Proposed Waiver

The Consent Letter includes a waiver of any alleged or existing default or event of default due to an Asserted Reports Default regarding the Third Quarter Form 10-Q and any and all rights to cause the principal of, and accrued and unpaid interest on, the Debentures to be immediately due and payable as a result of such alleged default or event of default. Section 4.04 of the Indenture provides that existing defaults and events of default may be waived by Holders of at least a majority in aggregate principal amount of then outstanding Debentures, by notice to the Trustee. If the Requisite Consent is obtained, any alleged or existing default or event of default due to an Asserted Reports Default regarding the Third Quarter Form 10-Q will be deemed to have been cured and not have occurred with respect to the Debentures for all purposes of the Indenture. If the Requisite Consent is obtained, the Waiver will become effective when we execute the Supplemental Indenture. In addition, if the Requisite Consent is obtained, each Holder will be deemed to have agreed, pursuant to the Supplemental Indenture, to treat the consummation of the transactions contemplated by this Consent Solicitation, such as the Consent Payment, as not constituting a significant modification of the terms of the Debentures.

Consequences to Non-Consenting Holders

If the Requisite Consent is obtained and the Consent Payment is paid, non-consenting Holders will be bound by the Proposed Amendment and Waiver but will not be entitled to receive the Consent Payment.

CERTAIN RISK FACTORS

Set forth below are important risks and uncertainties that could result from the failure of Holders to provide the Requisite Consent.

The Holders of our Debentures may have the right to call for accelerated payment of the Debentures.

Certain persons have alleged that we are in default under Section 17.01 of the Indenture. As a consequence of this purported default, the Holders may have the right to call for accelerated payment of the principal amount and accrued and unpaid interest on the Debentures if we are unable to cure the default within sixty (60) calendar days of such notice. Specifically, if the Holders do not provide us with the Requisite Consent, the Trustee or Holders representing 25% in aggregate principal amount of the outstanding Debentures could call for such acceleration. As of November 22, 2006, we had received notices of default under the Indenture from persons claiming to hold more than 25% of the aggregate principal amount of the outstanding Debentures citing our failure to timely file the Third Quarter Form 10-Q as the basis for the notice of default. If we are unable to cure this purported default within the required time period under the Indenture or if we do not obtain the Requisite Consent, an event of default may occur and the Holders or the Trustee could attempt to accelerate the maturity of the Debentures. In the event of an accelerated payment of the Debentures we would have to deploy cash or cash equivalents to pay for the Debentures, rather than fund our operations, and in the future we will not receive benefits including tax benefits that we derived from the Debentures.

We may not be able to borrow under our credit agreement and our lender may terminate its commitments and declare all amounts outstanding due and payable.

In order for us to borrow under our credit agreement, no default or event of default shall exist at the time of such borrowing. If the Holders or the Trustee accelerate the maturity of the Debentures, an event of default would exist under our credit agreement and we would not be able to borrow under our credit agreement. As a result of such event of default, absent a waiver, U.S. Bank may, at its option, terminate its commitment under the revolving loan under the credit agreement and declare the revolving loan and all other amounts owing under the credit agreement and revolving loan due and payable. There are no amounts currently outstanding under the credit agreement.

THE CONSENT SOLICITATION

General

We are seeking Consents from Holders of at least a majority in principal amount of all outstanding Debentures not owned by us or any of our affiliates to the Proposed Amendment and Waiver. See “The Proposed Amendment and Waiver.”

Regardless of whether the Proposed Amendment and Waiver becomes effective, the Debentures will continue to be outstanding in accordance with all other terms of the Debentures and the Indenture. The changes sought to be effected by the Proposed Amendment and Waiver will not alter our obligation to pay the principal or interest on the Debentures or alter the stated interest rate, maturity date, conversion or redemption provisions of the Debentures.

If we obtain the Requisite Consent, we will execute the Supplemental Indenture with the Trustee on or promptly following the Expiration Time to give effect to the Proposed Amendment. The Waiver will also become effective when we execute the Supplemental Indenture.

We will be deemed to have accepted the Consents if, as and when we execute the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent Holders will be bound by the Proposed Amendment and Waiver. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated for any reason on or prior to the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents with respect to the Debentures will be voided and the Consent Payment will not be paid. By executing the Supplemental Indenture, we will irrevocably agree to pay the Consent Payment.

In addition to the use of the mail, Consents may be solicited by our officers and other employees, without any additional remuneration, in person, or by telephone, or facsimile transmission. We have retained Goldman, Sachs & Co. as the Solicitation Agent to aid in the solicitation of Consents.

Before, during or after the Consent Solicitation, the Solicitation Agent, the Company and any of their respective affiliates may purchase Debentures in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

Requisite Consent

Holders of record as of the Record Date must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Debentures to approve the Proposed Amendment and Waiver. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Debentures is $265.0 million.

The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Proposed Amendment and Waiver.

Consent Payment

Subject to satisfaction or waiver of the terms and conditions of the Consent Solicitation, we will make a Consent Payment of $5.00 per $1,000 in aggregate principal amount of Debentures held by each Holder as of the Record Date that consents to the Proposed Amendment and Waiver, which payment will be made by us promptly after the Expiration Time. The Tabulation Agent will act as agent for the Holders for the purpose of receiving any payments from us and transmitting any such payments to the Holders.

Notwithstanding any subsequent transfer of its Debentures, subject to receipt of the Requisite Consent, any Holder whose properly executed Consent has been received by the Tabulation Agent (and not revoked) on or prior to the Expiration Time will be eligible to receive the Consent Payment unless the Consent Solicitation is terminated for any reason on or prior to the Expiration Time. Any subsequent transferees of Debentures of such Holders, and any Holders (and their transferees) who do not timely deliver (or who revoke) a valid Consent, will not be entitled to receive the Consent Payment, even if the Proposed Amendment and Waiver become effective and, as a result, become binding on them. A beneficial owner of an interest in Debentures held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Debentures, to cause a Consent to be given in respect of such Debentures on or before the Expiration Time. See “— Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on January 17, 2007, unless earlier terminated or extended by us in our sole discretion. We intend to execute the Supplemental Indenture on or promptly after the Expiration Time. The Supplemental Indenture will be effective (and operative) on the date it is executed by us and the Trustee (the “Effective Date”).

We reserve the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Solicitation Agent and the Tabulation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time. Any such extension will be followed as promptly as practicable by notice of the extension by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that we are extending the Consent Solicitation for a specified period of time or on a daily basis.

We reserve the right:

•	to extend the Expiration Time from time to time;

•	to waive in whole or in part any conditions to the Consent Solicitation;

•	to terminate the Consent Solicitation without penalty or prior notice at any time on or prior to the Expiration Time; and

•	to amend the Consent Solicitation at any time prior to the Expiration Time, whether or not the Requisite Consent has been received.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation (including the payment of the Consent Payment) is conditioned on (i) there being received by the Tabulation Agent (and not revoked), on or before the Expiration Time, the Requisite Consent, (ii) the execution of the Supplemental Indenture by us and the Trustee, and (iii) the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment and Waiver or the payment of the Consent Payment or question the legality or validity thereof.

By executing the Supplemental Indenture, we will irrevocably agree to cause the Consent Payment to be paid. If the Consent Solicitation is abandoned or terminated for any reason on or prior to the Expiration Time, we will as promptly as practicable give notice thereof to the Holders and the Consents (and the related waivers) will be voided, and the Consent Payment will not be paid.

Failure to Obtain the Requisite Consent

In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated with respect to the Debentures, the Supplemental Indenture will not be executed and the Consent Payment will not be paid.

Record Date

We have fixed 5:00 p.m., New York City time, on January 4, 2007 as the Record Date.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Debenture was registered as of the Record Date. Only Holders (i.e., persons in whose name a Debenture is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Debentures as if those DTC Participants were the holders of record of those Debentures as of the Record Date; accordingly, we will deem those DTC Participants for purposes hereof to be holders of record of those Debentures as of the Record Date, and we will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Debentures (or Agent’s Messages transmitted by DTC in lieu thereof, as defined below) to be valid Consents with respect to those Debentures.

To cause a Consent to be given with respect to Debentures held by a Holder, the Holder must complete, sign and date the appropriate form of Consent Letter, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery on or before the Expiration Time pursuant to the procedures set forth herein and therein. A Consent Letter must be executed in the name appearing on the corresponding Debentures, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to us. If Debentures to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to us of such person’s authority so to act. If Debentures are registered in different names, separate Consent Letters must be executed covering each form of registration.

To cause a Consent to be given with respect to Debentures held through DTC, such DTC Participant must complete and sign the Consent Letter (or procure an Agent’s Message (as defined below) in lieu thereof) and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Debentures (“Beneficial Owner”) held through a DTC Participant must properly instruct, by Agent’s Message (as defined below) or otherwise as permitted, such DTC Participant to cause a Consent to be given in respect of such Debentures on such Beneficial Owner’s behalf. The term “Agent’s Message” means a message, transmitted by DTC to and received by the Tabulation Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the consenting DTC Participant, which acknowledgment states that such DTC Participant has received and agrees to be bound by the Consent and that we may enforce such Consent against such DTC Participant.

Giving a Consent will not affect a Holder’s right to sell or transfer the Debentures but the giving of a Consent will be binding on a transferee. All Consents received by the Tabulation Agent (and not revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Debentures subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Time by following the procedures set forth under “Revocation of Consents” below.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) FOR DELIVERY PRIOR TO THE EXPIRATION TIME THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT. DELIVERY TO US, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC DOES NOT CONSTITUTE DELIVERY TO THE TABULATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY US, THE SOLICITATION AGENT, THE INFORMATION AGENT, THE TRUSTEE OR DTC.

HOLDERS SHOULD NOT TENDER OR DELIVER THEIR DEBENTURES AT ANY TIME.

If a Consent relates to less than the aggregate principal amount of Debentures that such Holder holds directly or through DTC, the Holder must list the principal amount of Debentures that such Holder holds to which the Consent relates. If no aggregate principal amount of the Debentures as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment and Waiver with respect to the entire aggregate principal amount of Debentures that such Holder holds directly or through DTC.

The registered ownership of a Debenture as of the Record Date shall be proved by the Trustee, as registrar of the Debentures. The ownership of Debentures held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. We reserve the right to reject any or all Consents that are not in proper form or the acceptance of which could, in our or our counsel’s opinion, be unlawful. We also reserve the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we determine. None of The Company, the Solicitation Agent, the Tabulation Agent, the Information Agent, the Trustee, or any of their affiliates, or any other person, shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. Our interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Debentures to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

Prior to the Expiration Time, any Holder (including a person who becomes a Holder after the Record Date) may revoke any Consent given as to its Debentures or any portion of such Debentures (in integral multiples of $1,000). A Holder desiring to revoke a Consent must, on or prior to the Expiration Time, deliver to the Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Debentures to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Debentures to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the corresponding Debentures, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to us. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Debentures listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Debentures is entitled to revoke a Consent previously given by such Holder of Debentures. A Beneficial Owner who is not the Holder of such Debentures must arrange with the Holder to execute and deliver either to the Tabulation Agent on such Beneficial Owner’s behalf, or to such Beneficial Owner for forwarding to the Tabulation Agent by such Beneficial Owner, a revocation of any Consent already given with respect to such Debentures.

A Holder as of the Record Date who has delivered a revocation at any time prior to the Expiration Time may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement.

Prior to the Expiration Time, we intend to consult with the Tabulation Agent and the Solicitation Agent to determine whether the Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Company, the Trustee, the Solicitation Agent, the Tabulation Agent, the Information Agent, any of their affiliates, or any other person, will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Solicitation Agent, Information Agent and Tabulation Agent

We have retained Goldman, Sachs & Co. as Solicitation Agent and D.F. King & Co., Inc. to act as Information Agent and Tabulation Agent in connection with the Consent Solicitation. In its capacity as Solicitation Agent, Goldman, Sachs & Co. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to Beneficial Owners of Debentures. The Tabulation Agent will be responsible for collecting Consents. In addition, the Tabulation Agent will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from us and then transmitting payment to such Holders. The Solicitation Agent, the Information Agent and the Tabulation Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses from us. We have agreed to indemnify the Solicitation Agent, the Information Agent and the Tabulation Agent against certain liabilities, including liabilities under federal securities laws.

The Solicitation Agent, the Information Agent and the Tabulation Agent do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Solicitation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Consent Solicitation to beneficial owners of Debentures, and is for general information only. Discussed below are the tax consequences applicable to most investors; as a result, the discussion may omit consequences specific to a particular investor in a special tax situation. In particular, not addressed are the U.S. federal income tax consequences to Holders subject to special treatment under the federal income tax laws, such as dealers or traders in securities or foreign currency that use a mark-to-market method of accounting for their securities holdings, banks, thrifts, insurance companies, regulated investment companies, other financial institutions or “financial services entities,” tax-exempt entities, persons that hold the Debentures as part of a “straddle,” “hedge,” “conversion transaction,” “constructive sale,” or other integrated transaction, persons that have a “functional currency” other than the U.S. dollar, non-resident aliens, foreign corporations, foreign estates, foreign trusts, certain expatriates and former long-term residents of the United States, partnerships, other pass-through entities and investors in partnerships or other pass-through entities that hold the Debentures. Also not described are any tax consequences arising out of the U.S. alternative minimum tax law or the tax laws of any state, local or foreign jurisdiction or any possible applicability of the U.S. federal gift or estate tax law.

This discussion is limited to the U.S. federal income tax consequences to beneficial owners of Debentures held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, held for investment).

This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and current administrative rulings and court decisions, all as in effect on the date hereof. All of the foregoing are subject to change, possibly on a retroactive basis, and to differing interpretations, either of which could affect the continuing validity of this discussion. Moreover, we have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of the Consent Solicitation, Proposed Amendment and Waiver and receipt of the Consent Payment, to beneficial owners of Debentures. As a result, the IRS could disagree with portions of this discussion.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (i) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (ii) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (iii) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Debt Modification Rules

Generally, the modification of a debt instrument, whether effected pursuant to an amendment of the terms of the debt instrument or an actual exchange of an existing debt instrument for a new debt instrument, is treated as an “exchange” for U.S. federal income tax purposes only if there has been a deemed “significant modification” of the existing debt instrument. Treasury regulations provide that a modification is a “significant modification” if, based on all the facts and circumstances (including the effect of other concurrent modifications), the modification is “economically significant.”

While the Proposed Amendment and Waiver itself should not be a modification, the application of the Treasury regulations to the Consent Payment is not entirely clear. We intend to take the position that the receipt of the Consent Payment will not result in a significant modification of the Debentures. Holders are strongly urged to consult their own tax advisors regarding whether the Consent Payment results in a significant modification of the Debentures.

If the Proposed Amendment and Waiver and/or the Consent Payment do not constitute a significant modification of the Debentures, there will not be a deemed exchange of a Holder’s “old” Debentures for “new” Debentures. If the Requisite Consent is obtained, each Holder will be deemed to have agreed, pursuant to the Supplemental Indenture, to treat the consummation of the transactions contemplated by this Consent Solicitation, such as the Consent Payment, as not constituting a significant modification of the terms of the Debentures. If this characterization is correct, there will be no U.S. federal income tax consequences to Holders who participate in the Consent Solicitation as a result of such participation. Accordingly, a Holder of the outstanding Debentures will continue to have the same tax basis and holding period in the Debentures as such Holder had immediately prior to the Consent Solicitation.

Moreover, if this characterization of the Proposed Amendment and Waiver and the Consent Payment is correct, the Debentures will continue to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and each Holder will continue to be required to accrue interest on a constant yield to maturity basis at a rate of 9.25% compounded semiannually, with the result that a Holder will recognize taxable income significantly in excess of the stated interest and contingent interest, if any, that is paid or accrued while the Debentures are outstanding. In addition, under the contingent payment debt instrument rules, a Holder will generally be required to recognize as ordinary interest income the gain, if any, realized on a sale, exchange, conversion or repurchase of the Debentures the calculation of which, in the event of a conversion, takes into account the fair market value of shares of our common stock received.

Possible Alternative Tax Characterization

If, on the other hand, the receipt of the Consent Payment were to constitute a significant modification of the Debentures, the modification would result in a deemed exchange of a Holder’s “old” Debentures for “new” Debentures for U.S. federal income tax purposes. However, a deemed exchange should be characterized as a non-taxable recapitalization, although this point is not entirely clear. Whether the deemed exchange of “old” Debentures for “new” Debentures qualifies as a recapitalization depends upon, among other things, whether both the “old” Debentures and the “new” Debentures are treated as “securities” for U.S. federal income tax purposes. While the rules for determining whether debt instruments with features similar to those of the Debentures, such as the put and call options, are unclear, both the “old” and the “new” Debentures should be treated as securities.

If there is a deemed exchange, we intend to take the position that the deemed exchange constitutes a tax-free recapitalization for U.S. federal income tax purposes. If, contrary to our expectations, any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Debentures, the tax consequences of the adoption of the Proposed Amendment and Waiver and/or the payment of the Consent Payment could materially differ from those described herein for such Debentures. Due to the inherently factual nature of the determination, Holders are urged to consult their own tax advisors regarding the classification of the Debentures as “securities” for U.S. federal income tax purposes and the application of the recapitalization rules.

If there is a deemed exchange that is treated as a tax-free recapitalization, no gain or loss generally will be recognized by a Holder (except if the Consent Payment is treated as a separate fee, as discussed below under “Consent Payment”). In such event, a Holder will have an initial tax basis in the “new” Debentures received in the deemed exchange equal to the Holder’s tax basis in the “old” Debentures deemed exchanged, subject to any adjustments resulting from the receipt of the Consent Payment, and the Holder’s holding period for the “new” Debentures will include the period during which the Holder held the “old” Debentures deemed surrendered in the deemed exchange.

If there is a deemed exchange (regardless of whether it is treated as a tax-free recapitalization), a Holder’s income accruals for U.S. federal income tax purposes on the “new” Debentures may differ from the Holder’s income accruals that would have been required under the “old” Debentures, both as to timing and to amount.

Consent Payment

The United States federal income tax consequences of the receipt of the Consent Payment are unclear. We intend to take the position that the Consent Payment is merely a payment on the Debentures and is treated in accordance with the rules governing contingent payment debt instruments. However, the Consent Payment might be treated for U.S. federal income tax purposes as a separate fee for consenting to the Proposed Amendment and Waiver, in which case a Holder would recognize ordinary income in an amount equal to the amount of the Consent Payment.

Tax Consequences to Non-Consenting Holders

If the Requisite Consent is obtained, non-consenting Holders will be bound by the Proposed Amendment and Waiver but will not be entitled to receive the Consent Payment. Whether or not there is a significant modification of the Debentures held by consenting Holders, resulting in a deemed exchange by them, there will be no deemed modification of the non-consenting Holders’ Debentures. As a result, there will be no U.S. federal income tax consequences to such non-consenting Holders as a result of the Consent Solicitation.

THIS SECTION DISCUSSES THE TAX CONSEQUENCES APPLICABLE TO MOST INVESTORS; AS A RESULT, THE DISCUSSION MAY OMIT CONSEQUENCES SPECIFIC TO A PARTICULAR INVESTOR IN A SPECIAL TAX SITUATION. WE RECOMMEND THAT HOLDERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR OTHER TAXING JURISDICTION.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements are based on management’s expectations, assumptions and projections about our business as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by us as well as from risks and uncertainties beyond our control. These risks and uncertainties include, among others, the risks associated with currency fluctuations, changes in the economic, political, competitive and technological environments, and the risks associated with system security, upgrades, updates and service interruptions. In particular, there can be no assurances as to when we will be able to file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 or our Annual Report on Form 10-K for the year ended December 31, 2006, or the potential effects of the delays in such filing. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by us with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE; AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file reports and other information with the Commission. Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the Commission located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The Commission also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the Commission. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549).

The following documents, which have been filed by us with the Commission, are incorporated by reference into this document:

1.	Current Report on Form 8-K filed with the Commission on December 14, 2006

2.	Current Report on Form 8-K filed with the Commission on November 29, 2006;

3.	Current Report on Form 8-K filed with the Commission on November 13, 2006;

4.	Current Report on Form 8-K filed with the Commission on November 9, 2006;

5.	Current Report on Form 8-K filed with the Commission on November 3, 2006;

6.	Information reported under Item 2.05 of the Current Report on Form 8-K filed with the Commission on October 24, 2006;

7.	Current Report on Form 8-K filed with the Commission on June 13, 2006;

8.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

9.	Current Report on Form 8-K filed with the Commission on May 18, 2006;

10.	Current Report on Form 8-K filed with the Commission on April 6, 2006;

11.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

12.	Proxy Statement filed with the Commission on March 27, 2006;

13.	Current Report on Form 8-K filed with the Commission on February 9, 2006; and

14.	Annual Report on Form 10-K for the year ended December 31, 2005.

In addition, all documents and reports filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Time or the termination of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

We will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to us that are incorporated herein by reference except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to us at 601 North 34th Street, Seattle, Washington, Attention: Investor Relations or to the Information Agent at the addresses and telephone number set forth on the back cover of this Consent Solicitation Statement.

The Information Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

48 Wall Street, 22nd floor

New York, New York 10005

Banks and Brokers Call: (212) 269-5550

Toll Free: 1 (800) 488-8095

Delivery of the completed Consent Letters should be directed to the Tabulation Agent:

The Tabulation Agent for the Consent Solicitation is:

D.F. King & Co., Inc.

By Facsimile:

(For Eligible Institutions only):

(212) 809-8838

Confirmation:

(212) 493-6996

By Mail:

48 Wall Street, 22nd floor

New York, New York 10005

Attn: Elton Bagley

The Solicitation Agent for the Consent Solicitation is:

GOLDMAN, SACHS & CO.

1 New York Plaza, 48th Floor

New York, New York 10004

Toll Free: (800) 828-3182

Collect: (212) 357-0775

Attn: Credit Liability Management Group